EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our Firm under the caption ‘‘Experts’’ and to the use of our reports dated March 21, 2007, in Amendment No. 3 to the Registration Statement (Form F-1 No. 333-141485) and related Prospectus of Ultrapetrol (Bahamas) Limited for the registration of 3,900,000 shares of its common stock.

/s/ Pistrelli, Henry Martin y Asociados S.R.L.,
a member of Ernst & Young Global Buenos Aires, Argentina
April 19, 2007